Exhibit 99.2

Kandy Communications Business of Ribbon Communications Inc.

Abbreviated Financial Statements

For the Nine months Ended September 30, 2020 and 2019 (Unaudited)

Statements of Assets Acquired and Liabilities Assumed (Unaudited)	1

Statements of Revenues and Direct Expenses (Unaudited)	2

Notes to Abbreviated Financial Statements (Unaudited)	3–12

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Kandy Communications Business of Ribbon Communications Inc.

Statements of Assets Acquired and Liabilities Assumed (Unaudited)

(In thousands)

	September 30, 2020	September 30, 2019
Assets acquired
Current assets:
Accounts receivable, net	$3,105	$2,644
Other current assets	168	109
Total current assets	3,273	2,753
Property and equipment, net	3,216	1,736
Total assets acquired	$6,489	$4,489

Liabilities assumed
Current liabilities:
Accounts payable	$2,277	$3,284
Accrued expenses and other	2,615	1,984
Deferred revenue	459	1,557
Total current liabilities	5,351	6,825
Other long-term liabilities	882	978
Total liabilities assumed	6,233	7,803

Net assets acquired (liabilities assumed)	$256	$(3,314)

The accompanying notes are an integral part of these abbreviated financial statements

Kandy Communications Business of Ribbon Communications Inc.

Statements of Revenues and Direct Expenses (Unaudited)

(In thousands)

	Nine months ended
	September 30, 2020	September 30, 2019
Revenues	$10,246	$6,187
Cost of revenues	7,469	6,052
Gross Profit	2,777	135

Direct expenses:
Research and development	12,356	11,528
Sales and marketing	3,371	3,521
General and administrative	-	1,159
Restructuring and related	356	1,508
Total direct expenses	16,083	17,716

Direct expenses in excess of revenues	$(13,306)	$(17,581)

The accompanying notes are an integral part of these abbreviated financial statements

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

1.	Nature of Operations and Presentation

On August 5, 2020, American Virtual Cloud Technologies, Inc. (“AVCT”) entered into a Purchase Agreement (the “Purchase Agreement”) with Ribbon Communications Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”), pursuant to which AVCT agreed to purchase the Sellers’ cloud-based enterprise services business (also known as the Kandy Communications Business) (the “Business” or “Kandy”) by acquiring certain of the Sellers’ and their respective affiliates’ assets and assuming certain of the Sellers’ and their respective affiliates’ liabilities primarily associated with the Business, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

AVCT entered into an Amended and Restated Purchase Agreement (the “Amended and Restated Purchase Agreement”) and completed the Transaction with the Sellers on December 1, 2020.

The Transaction was completed pursuant to the terms of the Amended and Restated Purchase Agreement. Upon closing, AVCT issued to the Sellers units of securities consisting of convertible debentures in an aggregate principal amount of approximately $45.0 million and warrants to purchase an aggregate of approximately 4.5 million shares of AVCT’s common stock for an exercise price of $0.01 per share (the “Purchase Price”). The Purchase Price is subject to adjustment based on the net working capital of the Kandy Communications Business as of the closing date.

Founded in 2014, Kandy is a global provider of complex deployments of unified communications as a service (“UCaaS”), communications platform as a service (“CPaaS”), and contact center as a service (“CCaaS”) for mid- market and enterprise customers across its powerful, proprietary multi-tenant, highly scalable cloud platform. The Kandy platform also includes pre-built customer engagement tools, based on WebRTC technology, known as Kandy Wrappers, and provides white-labeled services to a variety of customers including communications service providers and systems integrators. With Kandy, companies of all sizes and types can quickly embed real-time communications capabilities into their existing applications and business processes.

Basis of Presentation

The accompanying Statements of Assets Acquired and Liabilities Assumed as of September 30, 2020 and 2019 and the related Statements of Revenues and Direct Expenses for each of the nine months ended September 30, 2020 and 2019 (collectively, the “Abbreviated Financial Statements”) of the Business have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and have been prepared for purposes of providing financial information of an acquired business that is considered significant pursuant to the Securities and Exchange Commission (“SEC”) Rule 3-05 of Regulation S-X and early application of SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses.

Ribbon management determined that it is impracticable to prepare full carve-out financial statements for Kandy in accordance with Regulation S-X for the following reasons:

●	Kandy has not been previously managed by Ribbon as a stand-alone business, but instead was part of a fully integrated company.

●	Audited financial statements of Kandy have never been prepared because distinct and separate accounts necessary to present complete stand-alone balance sheets, statements of operations, and cash flows have not been maintained.

●	Working capital accounts, including accounts receivable, other current assets, fixed assets, accounts payable, and other current accrued liabilities related to Kandy have not been maintained separately, but have been maintained in the aggregate at the Ribbon corporate level with similar accounts of other Ribbon businesses.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

●	All cash flow requirements of the various activities and locations comprising Kandy are funded by Ribbon and no cash management functions are performed at the Business level. In addition, the Business does not maintain separate cash balances. Major sources of cash come from revenues and major uses of cash are for capital expenditures, research and development, and payroll-related costs.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X. In addition, the preparation of statements of invested equity and cash flows was not practicable due to the integration of Kandy into the total operations of Ribbon. The Abbreviated Financial Statements represent the Business subject to the sale under the Purchase Agreement and have been derived from the financial statements and accounting records of Ribbon and its subsidiaries. All intercompany accounts and transactions have been eliminated.

The accompanying Abbreviated Financial Statements are not intended to be a complete presentation of financial position, results of operations, or cash flows of the Business in conformity with GAAP. In addition, the Statements of Revenues and Direct expenses may not be indicative of operating results given the omission of certain corporate overhead, interest and income tax allocations.

For the nine months ended September 30, 2020 and 2019, certain assets, revenue and expenses in the Abbreviated Financial Statements include allocations from Ribbon. To the extent that a revenue or expense is identifiable and directly related to the Business, it is reflected in the accompanying Abbreviated Financial Statements, and accounted for in conformity with GAAP. Direct expenses include certain Ribbon corporate allocations attributable to the Business and are included as components of research and development expense, sales and marketing expense, and restructuring and related expense. These corporate allocations include, but are not limited to, stock-based compensation and other human resource related expenses.

Management believes that the assumptions underlying the allocations in the Abbreviated Financial Statements are reasonable. However, the Abbreviated Financial Statements included herein do not necessarily reflect the results of operations and financial position of the Business as if it had operated as a stand-alone entity, nor are they intended to provide an indication of how the Business will perform in the future. Allocations used in preparation of the Abbreviated Financial Statements are as follows:

Statements of Revenues and Direct Expenses

The Statements of Revenues and Direct Expenses include the revenues and expenses directly attributable to the Business, and do not include interest expense, other non-operating income and expenses, income taxes or any other indirect expense.

After the completion of the transaction, the Business will develop and sell its products and services to third parties. For purposes of the Statement of Revenues and Direct Expenses, revenues represent amounts generated from the sale of Kandy products to third parties.

Statements of Assets Acquired and Liabilities Assumed

The Statements of Assets Acquired and Liabilities Assumed include the specific assets and liabilities that are to be transferred in accordance with terms of the Purchase Agreement.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

2.	Significant Accounting Policies

Use of Estimates

The preparation of the Abbreviated Financial Statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management evaluates estimates on an ongoing basis. Management bases estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Accounts Receivable

Management evaluates the allowance for doubtful accounts receivable based on historical credit experience, payment trends and other economic factors. An allowance for doubtful accounts is estimated based on management’s assessment of the collectability of specific customer accounts. The allowance for doubtful accounts was approximately $4 and $93 at September 30, 2020 and 2019, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from two to five years. Leasehold improvements are amortized over the lesser of the lease term or five years. When an asset is sold or retired, the cost and related accumulated depreciation or amortization are eliminated, and the resulting gain or loss, if any, is recognized in the Statements of Revenues and Direct Expenses.

Impairment of Long-Lived Assets

The Business reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparing their carrying amounts to market prices or the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized would equal the amount by which the carrying value of the assets exceeds their fair value based on market prices.

Revenue Recognition

The Business recognizes service revenue, mainly from subscription services to its cloud-based UCaaS, CPaaS, CCaaS, and collaboration solutions using the five-step model as prescribed by Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”):

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as, the Business satisfies a performance obligation.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

The Business identifies performance obligations in contracts with customers, which typically include subscription services and related usage. The transaction price is determined based on the amount the Business expects to be entitled to receive in exchange for transferring the promised services or products to the customer. The transaction price in the contract is allocated to each distinct performance obligation in an amount that represents the relative amount of consideration expected to be received in exchange for satisfying each performance obligation. Revenue is recognized when performance obligations are satisfied. Revenues are recorded based on the transaction price, which typically correlates to standalone selling price (“SSP”), excluding amounts collected on behalf of third parties such as sales and telecommunication taxes, which are collected on behalf of and remitted to governmental authorities. The Business generally bills customers on a monthly basis. Contracts typically range from annual to multi-year agreements with payment terms of net 30 days or less. Prior to signing a contract with a customer, collectability is assessed.

When the Business’s services do not meet certain service level commitments, customers are entitled to receive service credits, and in certain cases, refunds, each representing a form of variable consideration. The Business historically has not experienced any significant incidents affecting the defined levels of reliability and performance as required by our subscription contracts. Therefore, the variable consideration is insignificant. There are no reserves for service credits as of September 30, 2020 or 2019.

The estimation of variable consideration for each performance obligation requires the Business to make subjective judgments. The Business has service-level agreements with customers warranting defined levels of uptime reliability and performance. Customers may get credits or refunds if the Business fails to meet such levels. If the services do not meet certain criteria, fees are subject to adjustment or refund representing a form of variable consideration. The Business may negotiate minimum revenue commitments (“MRC”) at the inception of the contract.

The Business enters into contracts with customers that regularly include promises to transfer multiple services, such as subscriptions, and professional services. For arrangements with multiple services, the Business evaluates whether the individual services qualify as distinct performance obligations. In its assessment of whether a service is a distinct performance obligation, the Business determines whether the customer can benefit from the service on its own or with other readily available resources, and whether the service is separately identifiable from other services in the contract. This evaluation requires the Business to assess the nature of each individual service offering and how the services are provided in the context of the contract, including whether the services are significantly integrated, highly interrelated, or significantly modify each other, which may require judgment based on the facts and circumstances of the contract.

When agreements involve multiple distinct performance obligations, the Business allocates arrangement consideration to all performance obligations at the inception of an arrangement based on the relative SSP of each performance obligation. Usage fees deemed to be variable consideration meet the allocation exception for variable consideration. Where the Business has standalone sales data for its performance obligations which are indicative of the price at which the Business sells a promised good or service separately to a customer, such data is used to establish SSP. In instances where standalone sales data is not available for a particular performance obligation, the Business estimates SSP by the use of observable market and cost-based inputs. The Business continues to review the factors used to establish list price and will adjust standalone selling price methodologies as necessary on a prospective basis.

Service revenue from subscriptions to the Business’s cloud-based technology platform is recognized on a ratable basis over the contractual subscription term beginning on the date that the platform is made available to the customer until the end of the contractual period. Payments received in advance of subscription services being rendered are recorded as deferred revenue; revenue recognized for services rendered in advance of payments received are recorded as contract assets. Usage fees, when bundled, are billed in advance and recognized on a ratable basis over the contractual subscription term, which is usually the monthly contractual billing period. Non-bundled usage fees are recognized as actual usage occurs.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

Other revenue is primarily comprised of professional services revenue. Professional services for deployment, configuration, system integration, optimization, customer training or education are primarily billed on a fixed-fee basis and are performed by the Business directly. Professional services revenue is recognized as services are performed or upon completion of the deployment. The Business also recognizes revenue for perpetual and term-based software licenses. The Business has concluded that its software licenses are functional intellectual property that are distinct, as the user can benefit from the software on its own. The software license revenue is typically recognized upon transfer of control or when the software is made available for download, as this is the point that the user of the software can direct the use of, and obtain substantially all of the remaining benefits from, the functional intellectual property.

Deferred Revenue

Deferred revenues represent billings or payments received in advance of revenue recognition and are recognized upon transfer of control. Balances consist primarily of annual plan subscription services and professional and training services not yet provided as of the balance sheet date. Deferred revenues that will be recognized during the succeeding twelve-month period are recorded as deferred revenues, current, with the remainder recorded as other long-term liabilities in the Business’s statement of assets acquired and liabilities assumed. During the nine months ended September 30, 2020 and 2019, the Business recognized revenues of approximately $1,427 and $924, respectively, that was included in deferred revenue at the beginning of the period.

Sales Commission Costs

Sales commissions are considered incremental and recoverable costs of acquiring customer contracts. Commissions for Kandy sales are expensed over the first 12 months of each contract or expensed immediately as part of the practical expedient used in connection with the adoption of ASC 606.

Cost of Revenues

Cost of revenues include direct cost of services and products sold, and an allocation for indirect service and hosting costs related to the Business incurred by Ribbon.

Research and Development Expenses

Research and development costs, including new product development, are charged to direct expenses as incurred in the Statements of Revenues and Direct Expenses. Research and development expenses include personnel-related costs (including stock-based compensation), depreciation related to engineering and test equipment, allocated costs of facilities and information technology, outside services and consultants, supplies, software tools and product certification.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, commissions, and related expenses for personnel engaged in sales and marketing functions, costs associated with promotional and marketing programs, travel and entertainment expenses, and allocated expenses related to legal, information technology, facilities, and other shared functions.

Advertising Costs

Advertising costs are expensed as incurred and included as a component of Sales and Marketing expense in the Statements of Revenues and Direct Expenses.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

Stock-Based Compensation

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period, and includes an estimate of the awards that will be forfeited.

The Black-Scholes valuation model is used for estimating the fair value on the date of grant of stock options. The fair value of stock option awards is affected by the Business’s stock price as well as valuation assumptions, including the volatility of Ribbon’s stock price, expected term of the option, risk-free interest rate and expected dividends.

Restructuring and Related Expenses

During the nine months ended September 30, 2020 and 2019, the Business was part of a restructuring and facilities consolidation initiative implemented by Ribbon. The restructuring initiatives included facility consolidations, refinement of research and development activities, and a reduction in workforce. The Business records costs associated with restructuring-related employee terminations when the liability is incurred. Employee termination benefits are recorded when the benefit arrangement is communicated to the employee and no significant future services are required. If employees are required to render service until they are terminated in order to receive the termination benefits, the fair value of the termination date liability is recognized ratably over the future service period. Restructuring and related expenses are reported separately in the Statements of Revenues and Direct Expenses.

Foreign currency translation

The Business uses the U.S. dollar as its reporting currency. The foreign Ribbon subsidiaries functional currency is the U.S. dollar. Monetary assets and liabilities are translated into U.S. dollars at the current exchange rate on the balance sheet date. Nonmonetary assets and liabilities are remeasured into U.S. dollars at historical exchange rates. Revenue and expense items are translated at average rates of exchange prevailing during each period. Realized and unrealized foreign currency exchange gains and losses arising from transactions denominated in currencies other than the subsidiary’s functional currency are reflected in earnings.

3.	Property and Equipment, net

Property and equipment, net consisted of the following at September 30, 2020 and 2019:

		September 30,
	Useful Life	2020	2019
Equipment	2-5 years	$4,768	$2,617
Software	2-5 years	454	268
		5,222	2,885
Less accumulated depreciation and amortization		(2,006)	(1,149)
Property and equipment, net		$3,216	$1,736

Depreciation and amortization of property and equipment for the nine months ended September 30, 2020 and 2019, was $658 and $517, respectively.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

4.	Accrued Expenses and Other

Accrued expenses and other consisted of the following at September 30, 2020 and 2019:

	September 30,
	2020	2019
Employee compensation and related costs	$1,597	$954
Restructuring	140	554
Current portion of capital lease obligations	247	174
Other	631	302
	$2,615	$1,984

5.	Long-Term Liabilities

Long-term liabilities consisted of the following at September 30, 2020 and 2019:

	September 30,
	2020	2019
Capital lease obligations, net of current portion	$135	$223
Canadian grant liability	747	755
	$882	$978

In April 2018, Ribbon entered into a conditional grant agreement (“Canadian Grant”) with the Ontario Minister of Economic Development and Growth (“OMEDG”). The Canadian Grant was created by the OMEDG to facilitate the Ontario Jobs and Prosperity Fund (“JPF”) in order to assist Ontario businesses and business development organizations to support business investment and economic development in key sections of Ontario. Under the agreement, OMEDG has agreed to provide Ribbon an amount not to exceed $10,000 Canadian dollars over the course of six years through December 31, 2023 to be used solely to finance the costs to create jobs and a research and development center of excellence for cloud communications.

As of September 30, 2020, the Business received approximately $747 under the Canadian Grant which is subject to certain clawback provisions within the Canadian Grant agreement predicated on job creation and other milestones over the course of the six-year term.

6.	Revenue

Disaggregation of Revenue

The Business disaggregates its revenue from contracts with customers based on the geographic regions in which each customer is domiciled.

The Business’s total revenue for the nine months ended September 30, 2020 and 2019 was disaggregated geographically as follows:

	Nine months ended September 30,
	2020	2019
Americas	$6,653	$2,861
Europe, Middle East and Africa	3,028	2,778
Asia Pacific	565	548
	$10,246	$6,187

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

7.	Stock-Based Compensation Plans

Kandy employees participate in Ribbon’s stock-based compensation plans. Under the following plans, Ribbon may grant certain employees various types of stock awards based upon Ribbon common stock and all employees were eligible to participate in the Employee Stock Purchase Plan which expired on May 20, 2020.

2019 Stock Incentive Plan

Ribbon’s Amended and Restated 2019 Incentive Award Plan (the “2019 Plan”) provides for the award of options to purchase shares of Ribbon common stock (“stock options”), stock appreciation rights (“SARs”), restricted stock awards (“RSAs”), performance-based stock awards (“PSAs”), restricted stock units (“RSUs”), performance-based stock units (“PSUs”) and other stock- or cash-based awards. Awards can be granted under the 2019 Plan to Ribbon’s employees, officers and non-employee directors, as well as consultants and advisors of Ribbon and its subsidiaries.

2007 Plan

Ribbon’s 2007 Plan provided for the award of stock options, SARs, RSAs, PSAs, RSUs, PSUs and other stock-based awards to employees, officers, non-employee directors, consultants and advisors of Ribbon and its subsidiaries. On and following June 5, 2019, with the exception of shares underlying awards outstanding as of that date, no additional shares may be granted under the 2007 Plan.

Restricted Stock Awards and Units

The activity related to the Business’s RSAs for the nine months ended September 30, 2020 and 2019 was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2020	19,690	$6.99
Granted	-	-
Vested	(11,636)	$7.00
Forfeited	-	-
Unvested balance at September 30, 2020	8,054	$6.98

Unvested balance at January 1, 2019	211,276	$6.95
Granted	-	-
Vested	(187,114)	$6.95
Forfeited	-	-
Unvested balance at September 30, 2019	24,162	$6.98

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

The activity related to the Business’s RSUs for the nine months ended September 30, 2020 and 2019, was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2020	124,893	$5.54
Granted	136,500	$2.16
Vested	(54,286)	$5.53
Forfeited	-	-
Unvested balance at September 30, 2020	207,107	$3.31

Unvested balance at January 1, 2019	12,000	$7.04
Granted	118,895	$5.46
Vested	(6,002)	$7.04
Forfeited	-	-
Unvested balance at September 30, 2019	124,893	$5.54

Employee Stock Purchase Plan

Ribbon’s Amended and Restated 2000 Employee Stock Purchase Plan (“ESPP”) was designed to provide eligible employees of Ribbon and its participating subsidiaries an opportunity to purchase shares of Ribbon common stock through accumulated payroll deductions. The ESPP provided for six-month offering periods with the purchase price of the stock equal to 85% of the lesser of the closing market price on the first or last day of the offering period. The maximum number of shares of common stock an employee could purchase during each offering period was 500, subject to certain adjustments pursuant to the ESPP. The last purchase under the ESPP was made on November 28, 2019, and the ESPP expired on May 20, 2020.

Stock-Based Compensation

The statements of revenues and direct expenses include stock-based compensation for the nine months ended September 30, 2020 and 2019 as follows:

	Nine months ended
	2020	2019
Cost of revenues	$46	$16
Research and development	101	28
Sales and marketing	172	128
General and administrative	-	1,081
	$319	$1,253

There was no income tax benefit for employee stock-based compensation expense for the nine months ended September 30, 2020 or 2019 due to the valuation allowance recorded.

At September 30, 2020, there was $542, net of expected forfeitures, of unrecognized stock-based compensation expense related to stock awards and stock units. This expense is expected to be recognized over a weighted average period of approximately two years.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

8.	Major Customers

For the nine months ended September 30, 2020, three customers accounted for 24%, 13% and 12% of total revenues. For the nine months ended September 30, 2019, two customers accounted for 19% and 12% of total revenues.

At September 30, 2020, three customers accounted for 32%, 14% and 13% of Kandy’s accounts receivable balance, aggregating approximately 59% of total accounts receivable. At September 30, 2019, three customers accounted for 25%, 22% and 10% of Kandy’s accounts receivable balance, representing approximately 57% of total accounts receivable. The Business performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable. The Business maintains an allowance for doubtful accounts and such losses have been within management’s expectations.

9.	Commitments and Contingencies

From time to time, the Business may become involved in various lawsuits, claims, and proceedings that arise in the ordinary course of business. The Business records a loss provision when management believes it is both probable that a liability has been incurred and the amount can be reasonably estimated. Management does not believe any current legal proceedings will have a material effect on these abbreviated financial statements.

10.	Impact of COVID-19

On March 11, 2020, the World Health Organization characterized the outbreak of a strain of the novel coronavirus (“COVID-19”) as a pandemic which has resulted in a series of public health and emergency measures that have been put in place to combat the spread of the virus. The duration and impact of COVID-19 are unknown at this time and it is not possible to reliably estimate the impact that the length and severity of these developments will have on the financial results and condition of the Business in future periods.

11.	Subsequent Events

The Business has evaluated subsequent events through December 21, 2020, the date the abbreviated financial statements were available to be issued. No events, other than the ones described in the abbreviated financial statements, were identified requiring additional disclosure